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                                                                     EXHIBIT O
                                 PROMISSORY NOTE



$294,880.41                                                          Radnor, PA
                                                        As of December 21, 1995


         FOR THE VALUE RECEIVED, the undersigned Richard A. Hansen residing at N/A ("Purchaser") hereby promises to pay to the order of PMG Investors Ltd ("PMGI"), at the offices of PMGI the principal sum of Two Hundred Ninety Four Thousand Eight Hundred Eighty Dollars ($294,880.41) in lawful money of the United States in immediately available funds, and to pay interest from December 21, 1995, on the principal amount hereof outstanding, in like funds, at said office, at a rate per annum equal to Prime ("Interest Rate"). The principal sum plus accrued interest shall be due and payable on June 30, 1996.

         Interest on any amount of principal plus accrued interest in default hereunder shall accrue at a rate equal to the Interest Rate plus 2%.

         The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         The Note evidences the payment obligation set forth in the Stock Purchase Agreement dated December 21, 1995 between PMGI and Purchaser.

         This Note shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.




By:/s/ Richard A. Hansen
   ---------------------------
   Richard A. Hansen


Date:        12/21/95



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